Exhibit 10.1C
LASERSCOPE
2004 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
NOTICE OF STOCK OPTION GRANT
«Optionee»

     You have been granted an option to purchase Common Stock of Laserscope (the “Company”) as follows:

Date of Grant	[Date of Grant]

Exercise Price Per Share:	$«ExercisePrice»

Total Number of Shares Granted:	«SharesGranted»

Total Price of Shares Granted:	$«TotalExercisePrice»

Type of Option:	Incentive Stock Option (ISO)

Term/Expiration Date:	[10 Years from Date of Grant]

Vesting Schedule:	At the end of six months following the date of grant set forth in this Agreement, 6/48th of the shares subject to this Option shall vest and this Option shall become exercisable for such shares; and

At the end of each one-month period thereafter, 1/48th of the shares subject to this Option shall vest and this Option shall become exercisable for such shares and any shares previously vested but unpurchased.

Termination Period:	Option may be exercised for a period of 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Laserscope 2004 Stock Option Plan (but in no event later than the Expiration Date).

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Laserscope 2004 Stock Option Plan, which is attached and made a part of this document.

OPTIONEE:	LASERSCOPE

By:

Signature		Signature

	By:	Eric Reuter
«Optionee» Date:

Print Name		President & CEO

LASERSCOPE
2004 STOCK OPTION PLAN
          1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.
     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.
          2. Definitions. As used herein, the following definitions shall apply:
(a)	“Administrator” shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” shall mean a committee appointed by the Board in accordance with Section 4(a) below, if one is appointed.

(e)	“Common Stock” shall mean the common stock of the Company and any other securities into which such stock is changed, for which such stock is exchanged or which may be issued in respect thereof.

(f)	“Company” shall mean Laserscope, a California corporation.

(g)	“Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services.

(h)	“Continuous Status as an Employee, Director or Consultant” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant. A person’s Continuous Status as an Employee, Director or Consultant shall not be considered interrupted or terminated in the case of sick leave, military leave, or any other bona fide leave of absence. An Employee’s Continuous Status as an Employee, Director or Consultant terminates in any event when the approved leave ends unless he or she immediately returns to active work. For purposes of this Plan, a change in status among Employee, Director or Consultant will not constitute an interruption or termination of service as an Employee, Director or Consultant.

(i)	“Director” shall mean a member of the Board whether compensated or not and any director of a Parent or Subsidiary who is compensated (other than only paid a director’s fee) for his or her services.

(j)	“Employee” shall mean any person who is a common-law employee of the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company or any Parent or Subsidiary shall not be sufficient to constitute “employment” for purposes of this definition.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system (including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System) or is a NASDAQ small-cap issue, its Fair Market Value shall be the closing price for such stock reported by the applicable composite transactions report for such exchange or quoted on such system for the applicable date, as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is traded over-the-counter on the date in question but is not a NASDAQ national market or small-cap issue, then its Fair Market Value shall be the mean between the last reported representative bid and asked prices for the Common Stock quoted by the applicable trading market for the applicable date or;

(iii)	If none of the foregoing provisions is applicable, then Fair Market Value shall be determined in good faith by the Administrator.

(m)	“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n)	“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(o)	“Option” shall mean a stock option granted pursuant to the Plan.

(p)	“Optioned Stock” shall mean the Shares subject to an Option.

(q)	“Optionee” shall mean an Employee, Director or Consultant who receives an Option.

(r)	“Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)	“Plan” shall mean this 2004 Stock Option Plan, as amended and restated on March 4, 2005.

(t)	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

(u)	“Share” shall mean a share of the Common Stock.

(v)	“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
          3. Stock Subject to the Plan. Subject to the adjustment provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 850,0001 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.
     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.
1 The maximum aggregate number of Shares that may be optioned and sold under the Plan was increased from 400,000 to 850,000 on March 4, 2005, as approved by the shareholders at the Annual Meeting of Shareholders held on June 10, 2005.

          4. Administration of the Plan.
(a)	Composition of Administrator.

(i)	Multiple Administrative Bodies. To the extent permitted by applicable law and subject to the provisions of this Section 4, the Plan shall be administered by the Board and/or one or more Committees appointed by the Board.

(ii)	Section 16 and Section 162(m) Persons. With respect to persons subject to Section 16 of the Exchange Act, the Administrator shall be either (A) the Board or (B) a Committee consisting of solely two (2) or more directors of the Board each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 (or its successor) under the Exchange Act; provided, that, to the extent necessary for any Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, such award shall be administered by solely two (2) or more directors of the Board each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

(iii)	Administration with Respect to Other Persons. Except as required by subsection (ii) of this Section 4, the Plan shall be administered by (A) the Board or (B) a Committee appointed by the Board, which Committee shall be constituted of two or more directors of the Board (or otherwise in such a manner as permitted or required by applicable law).

(iv)	General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by applicable law and, in the case of a Committee appointed under subsection (ii), to the extent consistent with subsection (ii).

(b)	Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

(ii)	to select the Employees, Directors and Consultants to whom Options may from time to time be granted hereunder;

(iii)	to determine whether and to what extent Options are granted hereunder;

(iv)	to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)	to approve forms of agreement for use under the Plan;

(vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the exercise price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

(vii)	to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(viii)	To determine whether Options or other rights under the Plan will be granted in replacement of other grants under stock option or other compensation plans of an acquired business;

(ix)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option Agreement;

(x)	To take any other actions deemed necessary or advisable for the administration of the Plan;
(xi)	To effectuate an exchange of Options for other Options or other consideration;

(xii)	To create such plans or subplans as may be necessary or advisable to allow the grant of Options under the Plan in non-United States jurisdictions or to non-United States taxpayers; and

(xiii)	Within the limitations of the Plan, the Administrator may modify, extend, or assume outstanding options, provided that no such action shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.
          5. Eligibility
(a)	Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

(b)	Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall not be treated as incentive stock options.

(c)	For purposes of Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the stock shall be determined as of the time the option with respect to such stock is granted.

(d)	The Plan shall not confer upon any Optionee any right with respect to continuation of employment, consulting or other service relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, consulting or other relationship at any time, with or without cause.
          6. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years following March 5, 2004 (the date of the Board’s adoption of the Plan) unless sooner terminated under Section 16 of the Plan.
          7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

          8. Limitation on Grants to Employees. Subject to adjustment pursuant to Section 14 of the Plan, the maximum number of Shares which may be granted under options to any Employee under this Plan for any fiscal year of the Company shall be 325,000.
          9. Option Exercise Price and Consideration.
(a)	The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

(B)	granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option intended to qualify as performance-based compensation under Section 162(m) of the Code, the per Share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant.

(b)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) a broker-assisted cashless exercise arrangement (subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002), (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of an Incentive Stock Option, the method of payment shall be limited to the method(s) expressly permitted by the applicable stock option agreement, however, such agreement may provide that the methods set forth in Sections 9(b)(3) and 9(b)(4) are only available at the discretion of the Administrator.
          10. Exercise of Option.
(a)	Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including, without limitation, performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
     An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as soon as reasonably practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.
     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)	Termination of Status as an Employee, Director or Consultant. In the event of termination of an Optionee’s Continuous Status as an Employee, Director or Consultant, such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)	Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee, Director or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)	Death of Optionee. In the event of the death of an Optionee:

(i)	during the term of the Option who is at the time of his death an Employee, Director or Consultant and who shall have been in Continuous Status as an Employee, Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Director or Consultant six (6) months (or such other period of time as is determined by the Administrator as provided above in this subparagraph (i)) after the date of death, subject to the limitation set forth in Section 5(b); or

(ii)	within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee, Director or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          11. Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the timely satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option (the “Withholding Obligations”). The Company shall not be required to issue any Shares under the Plan until such withholding obligations are fully satisfied.
          12. Stock Withholding to Satisfy Withholding Obligations. Optionees shall timely satisfy the Withholding Obligations in such manner permitted by the Administrator, which may include, at the discretion of the Administrator, one or some combination of the following methods: (a) cash payment by the Optionee, (b) deduction from the Optionee’s current compensation, (c) surrender by the Optionee to the Company of Shares that, in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender or (d) the Optionee’s election to have the Company withhold Shares from the Shares to be issued upon exercise of the Option. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date the Option is exercised.
     All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:
(a)	the election must be made on or prior to the applicable Option exercise date;

(b)	all elections shall be subject to the consent or disapproval of the Administrator.
          13. Non-Transferability of Options. Except as otherwise provided in the applicable stock option agreement (in the case of a Nonstatutory Stock Option), the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Except as otherwise provided in the applicable stock option agreement (in the case of a Nonstatutory Stock Option), an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee. An Option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 13 shall be void.
          14. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company (a) the number and class of shares of Common Stock or other stock or securities covered by each outstanding Option, (b) the number and class of shares of Common Stock or other stock or securities that have been authorized for issuance under Section 3 of the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (c) the maximum number of Shares for which Options may be granted to any employee under Section 8 of the Plan, and (d) the per Share exercise price of each outstanding Option, may be appropriately adjusted (if at all) in the event of a subdivision of the outstanding Shares, stock split, reverse stock split, stock dividend, dividend payable in a form other than Shares in an amount that has a material effect on the price of the Shares, consolidation, combination or reclassification of the Shares, recapitalization, merger, liquidation, spin-off, split-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure or other similar occurrence. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, and the Administrator may determine that no adjustment is appropriate and that none shall be made.
               If by reason of an adjustment pursuant to this Section 14, an Optionee’s Option shall cover additional or different shares of stock or securities, then such additional or different shares and the Option in respect thereof shall be subject to the terms, conditions and restrictions which were applicable to the Option prior to such adjustment.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give the Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.
     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed, or a substantially equivalent option shall be substituted, by the successor corporation or a parent or subsidiary of such successor corporation, unless (a) the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or (b) if the Option is otherwise fully exercisable, the Administrator determines in its sole discretion that the Option shall not be assumed or substituted. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets (or if the Option is otherwise fully exercisable and the Administrator determines in its sole discretion that the Option shall not be assumed or substituted), the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.
          15. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant, except that persons subject to Section 16 of the Exchange Act shall be notified of their Option grant in a manner to facilitate timely reporting under Section 16 of the Exchange Act.
          16. Amendment and Termination of the Plan.
(a)	Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, subject to any shareholder approval required by applicable law or deemed advisable by the Board for purposes of qualifying Options granted hereunder as performance-based compensation under Section 162(m) of the Code or for any other purpose deemed advisable by the Board.

(b)	Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.
          17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
          18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
          19. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrators deems appropriate for inclusion in an option agreement. The option agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option. The provisions of the various option agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.
          20. Shareholder Approval.
(a)	Effectiveness of this Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after March 5, 2004 (the date of the Board’s adoption of the Plan). Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
          21. Execution
     To record the adoption of the Plan by the Board on March 5, 2004, the Company has caused its duly authorized officer to execute the same.

LASERSCOPE
By:	/s/ Eric M. Reuter
Title: President and Chief Executive Officer